SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3291317
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

280 East Grand Avenue
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-112261

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of Class)

Item 1.
Item 2.
SIGNATURE
EXHIBIT INDEX

Item 1.

Description of Registrant’s Securities to be Registered.

     The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-112261) initially filed with the Securities and Exchange Commission on January 27, 2004, as amended from time to time (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed after the closing of the offering made under the Registration Statement.

3.2*	Form of Amended and Restated Bylaws of the Registrant to be in effect after the closing of the offering made under the Registration Statement.

4.1*	Specimen Common Stock Certificate.

4.2*	Fourth Amended and Restated Investors Rights Agreement, dated March 21, 2003, by and among the Registrant and certain stockholders of the Registrant.

4.5*	Warrant for the purchase of shares of Series A preferred stock, dated September 25, 1998, issued by the Registrant to Comdisco.

4.8*	Warrant for the purchase of shares of Series B preferred stock, dated December 16, 1999, issued by the Registrant to Comdisco.

4.11*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to Bristow Investments, L.P.

4.12*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to the Laurence and Magdalena Shushan Family Trust.

4.13*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to Slough Estates USA Inc.

4.14*	Warrant for the purchase of shares of Series B preferred stock, dated August 30, 1999, issued by the Registrant to The Magnum Trust.

10.26*	Series D Preferred Stock Purchase Agreement, dated June 20, 2001, by and between the Registrant and Glaxo Wellcome International B.V.

10.27*	Amendment No. 1 to Series D Preferred Stock Purchase Agreement, dated April 2, 2003, by and among the Registrant, Glaxo Wellcome International B.V. and Glaxo Group Limited.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Cytokinetics, Incorporated filed on January 27, 2004, as amended (File No. 333-112261).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 12, 2004	Cytokinetics, Incorporated
	By:	/s/ James H. Sabry, M.D., Ph.D.
James H. Sabry, M.D., Ph.D.
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed after the closing of the offering made under the Registration Statement.

3.2*	Form of Amended and Restated Bylaws of the Registrant to be in effect after the closing of the offering made under the Registration Statement.

4.1*	Specimen Common Stock Certificate.

4.2*	Fourth Amended and Restated Investors Rights Agreement, dated March 21, 2003, by and among the Registrant and certain stockholders of the Registrant.

4.5*	Warrant for the purchase of shares of Series A preferred stock, dated September 25, 1998, issued by the Registrant to Comdisco.

4.8*	Warrant for the purchase of shares of Series B preferred stock, dated December 16, 1999, issued by the Registrant to Comdisco.

4.11*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to Bristow Investments, L.P.

4.12*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to the Laurence and Magdalena Shushan Family Trust.

4.13*	Warrant for the purchase of shares of common stock, dated July 20, 1999, issued by the Registrant to Slough Estates USA Inc.

4.14*	Warrant for the purchase of shares of Series B preferred stock, dated August 30, 1999, issued by the Registrant to The Magnum Trust.

10.26*	Series D Preferred Stock Purchase Agreement, dated June 20, 2001, by and between the Registrant and Glaxo Wellcome International B.V.

10.27*	Amendment No. 1 to Series D Preferred Stock Purchase Agreement, dated April 2, 2003, by and among the Registrant, Glaxo Wellcome International B.V. and Glaxo Group Limited.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Cytokinetics, Incorporated filed on January 27, 2004, as amended (File No. 333-112261).

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